UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2013

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30093	51-0380839
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Sorrento Valley Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 320-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2013, Websense, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tomahawk Acquisition, LLC, a Delaware limited liability company (“Parent”), and Tomahawk Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are beneficially owned by affiliates of Vista Equity Partners Fund IV, L.P.

The Offer and the Merger

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) no later than May 28, 2013 to acquire all of the outstanding shares of common stock, $0.01 par value per share, of the Company (“Company Common Stock”) at a purchase price of $24.75 per share, without interest, net to the holder in cash (the “Offer Price”), subject to any required withholding of taxes. As promptly as practicable after the expiration of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will accept for payment, and pay for, any shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer, and within two business days thereafter, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent.

The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders. In the Merger, each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by Parent, Merger Sub, the Company (or in the treasury of the Company), subsidiaries of either Parent or the Company or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive, without interest thereon, cash in an amount equal to the Offer Price.

Offer Conditions and Closing Conditions

The obligation of Merger Sub to purchase shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the receipt of proceeds by Parent under a commitment letter with the financial institutions identified therein (or any alternative financing) or the receipt by Parent and Merger Sub of a definitive and irrevocable written confirmation from such lenders that proceeds in an amount sufficient to consummate the Offer shall be available at the closing of the Offer (the “Financing Proceeds Condition”), and (iii) the absence of any law, order or injunction that prevents or prohibits the acquisition of or payment for the shares of Company Common Stock pursuant to the Offer or the consummation of the Merger, and certain other customary conditions. In addition, it is a condition to Merger Sub’s obligation to purchase the shares tendered in the Offer that the number of the outstanding shares of Company Common Stock that have been validly tendered and not validly withdrawn, together with (a) shares beneficially owned by the Parent and its affiliates, and (b) shares to be purchased by Merger Sub under the Top-Up Option (discussed below), equals at least one share more than 90% of (the following, the “Total Share Number”): (w) the total outstanding shares of Company Common Stock as of the expiration of the Offer plus (x) the aggregate number of shares of Company Common Stock issuable to holders of Company stock options from which the Company or its representatives have received notices of exercise prior to the expiration of the Offer (and as to which shares of Company Common Stock have not yet been issued to such exercising holders of Company stock options), plus (y) shares of Company Common Stock issuable upon vesting of outstanding restricted stock units plus (z) the number of shares to be purchased by Merger Sub under the Top-Up Option (the “Minimum Tender Condition”). Based on the fully diluted shares of Company Common Stock outstanding on May 19, 2013 (excluding any Company stock options with an exercise price in excess of the Offer Price and any shares reserved for issuance under the Company’s equity plans but not subject to outstanding awards), the aggregate number of outstanding shares of Company Common Stock required to be tendered to satisfy the Minimum Tender Condition is approximately 77%. Based on the total number of shares of Company Common Stock outstanding on May 19, 2013, the aggregate number of outstanding shares of Company Common Stock required to be tendered to satisfy the Minimum Tender Condition is approximately 75%.

In certain circumstances, the parties have agreed to terminate the Offer and complete the Merger without the prior completion of the Offer, after receipt of the approval of a majority of the Company’s stockholders for the adoption of the Merger Agreement. In that case, the consummation of the Merger would be subject to substantially the same conditions precedent to closing as the Offer conditions, other than the addition of the stockholder approval requirement and the inapplicability of the Minimum Tender Condition and the Financing Proceeds Condition.

Top-Up Option

The Company has also granted to Parent and Merger Sub an option (the “Top-Up Option”) to purchase, at a price per share equal to the Offer Price, from the Company the number of shares of Company Common Stock (the “Top-Up Shares”) equal to the lesser of (i) the number of Top-Up Shares that, when added to the number shares of Company Common Stock already directly or indirectly owned by Parent and Merger Sub following consummation of the Offer, constitutes one share more than 90% of the Total Share Number or (ii) the aggregate number of Top-Up Shares that the Company is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued) at the time of exercise of the Top-Up Option. If Parent, Merger Sub and any of their respective affiliates acquire at least 90% of the outstanding shares of Company Common Stock, including through exercise of the Top-Up Option, the parties have agreed to take all necessary and appropriate action to complete the Merger through the “short form” procedures available under Delaware law.

No-Shop Provisions

The Company has agreed to certain restrictions on its ability to solicit or initiate discussions or furnishing any person with information in connection with the encouragement or facilitation of an acquisition proposal and has, subject to certain exceptions described below, agreed to cease any current discussions and negotiations with third parties for the purpose of facilitating competing acquisition proposals. These restrictions will continue until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the time at which the Merger is consummated. Notwithstanding this limitation, prior to the consummation of the Offer or the adoption of the Merger Agreement by the Company’s stockholders if required to consummate the Merger, the Company may under certain circumstances provide information to third parties and clarify the terms and conditions with respect to any unsolicited alternative acquisition proposal that the Company’s board of directors has determined constitutes or could reasonably be expected to lead to a “Superior Offer,” (which is generally defined to refer to a bona fide written acquisition proposal that the board of directors of the Company determines, in its good faith judgment, after consultation with its legal and financial advisors, is reasonably likely to be consummated and is more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by the Merger Agreement).

The Merger Agreement provides for a limited exception to the obligation to cease current negotiations and discussions with certain excluded persons until 11:59 p.m. on June 7, 2013. During this period, the Company may continue discussions and negotiations with certain persons or groups of persons who have made an acquisition proposal prior to May 19, 2013 and with whom the Company has been actively engaged in discussions or negotiations with respect to an acquisition proposal which could reasonably be expected to result in a Superior Offer (such persons, the “Excluded Persons”).

Termination; Termination Fees and Parent Expenses

The Merger Agreement contains certain termination rights for both the Company and Parent, including, among others, if the transactions contemplated by the Merger Agreement are not consummated on or before November 15, 2013 or if the Company terminates the Merger Agreement in compliance with its terms in order to accept a Superior Offer. Upon termination of the Merger Agreement under specified circumstances, including in the event of a termination by the Company in order to accept a Superior Offer, the Company has agreed to pay Parent a termination fee of $34,500,000. However, if the Company terminates the agreement to accept a Superior Offer with an Excluded Person on or prior to June 7, 2013, the termination fee will be reduced to $17,200,000. Parent will be required to pay the Company a termination fee equal to $68,900,000 under certain specified circumstances as set forth in the Merger Agreement. In addition, under certain specified circumstances as set forth in the Merger Agreement, the Company has agreed to reimburse up to $4,900,000 of Parent’s expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.

Other Terms

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, without limitation, covenants regarding the conduct of the business of the Company.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company on or after January 1, 2013 and prior to the date of the Merger Agreement, (iii) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (iv) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (v) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (vi) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, tender offer documents, proxy statements and other documents that the Company files with the SEC.

Equity and Debt Commitments

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Vista Equity Partners Fund IV., L.P. has committed to capitalize Parent, at or immediately prior to the effective time of the Merger, with an aggregate equity contribution in an amount of $500 million subject to the terms and conditions set forth in an equity funding commitment letter, dated as of May 19, 2013.

JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Royal Bank of Canada, RBC Capital Markets, and Guggenheim Corporate Funding, LLC, Guggenheim Private Debt Fund Note Issuer, LLC, NZC Guggenheim Fund LLC Heritage Life Insurance Company, Guggenheim Life and Annuity Company and Equitrust Life Insurance Company (collectively, the “Lenders”) have committed to provide debt financing for the transaction, consisting of $390 million of senior secured first lien loans and $225 million of senior secured second lien loans, each on the terms and subject to the conditions set forth in a commitment letter dated as of May 19, 2013 (the “Debt Commitment Letter”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including, without limitation, execution and delivery by the borrowers and the guarantors of definitive documentation consistent with the Debt Commitment Letter and the documentation standards specified therein. The final termination date for the Debt Commitment Letter is November 15, 2013.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Forward Looking Statements

This report may contain forward-looking statements. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the possibility that the transaction may not be timely completed, if at all; and that, prior to the completion of the transaction, if at all, the Company’s business may experience significant disruptions due to transaction-related uncertainty. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein.

Notice to Investors

The Offer referred to in this report has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock will be made pursuant to an offer to purchase and related materials that Merger Sub intends to file with the SEC. At the time the Offer is commenced, Merger Sub will file a tender offer statement on Schedule TO with the SEC, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials will be sent free of charge to all stockholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents may be obtained from the Company by contacting Investor Relations at 10240 Sorrento Valley Road, San Diego, California 92121, Phone 858-320-9364 or by email through the Company’s investor relations page at http://investor.websense.com/contactus.cfm.

Additional Information about the Merger and Where to Find It

In connection with the potential one-step merger, the Company will file a preliminary proxy statement with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition of the Company by Merger Sub pursuant to the terms of the Merger Agreement. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Free copies of the proxy statement may be obtained by contacting the Company’s Investor Relations Department at 10240 Sorrento Valley Road, San Diego, California 92121, Phone 858-320-9364 or by email through the Company’s investor relations page at http://investor.websense.com/contactus.cfm. Investors and security holders of the Company are urged to read the preliminary and definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the Merger and the parties to the Merger.

The Company and its respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2013 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the proxy statement and other relevant materials which may be filed with the SEC in connection with the Merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2013 annual meeting of stockholders and is included in Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 19, 2013, by and among Websense, Inc., Tomahawk Acquisition, LLC and Tomahawk Merger Sub, Inc.

*	Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: May 21, 2013	By:	/s/ Michael A. Newman
Michael A. Newman
Chief Financial Officer
(principal financial and accounting officer)

Exhibit Index

Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 19, 2013, by and among Websense, Inc., Tomahawk Acquisition, LLC and Tomahawk Merger Sub, Inc.

*	Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.